Exhibit 99.1

News Release	Energy Partners, Ltd. 201 St. Charles Avenue, Suite 3400 New Orleans, Louisiana 70170 (504) 569-1875

EPL Concludes Review of Strategic Alternatives

Announces $23 Per Share Self-Tender Offer for 22% of Company’s Shares

New Orleans, Louisiana, March 12, 2007…Energy Partners, Ltd. (“EPL” or the “Company”) (NYSE:EPL) announced today that, after a comprehensive review, its Board of Directors has concluded its strategic alternatives process. During the course of this process, the Company solicited domestic and international industry participants and private equity sources, but did not receive a definitive offer to purchase the Company. The Board, in conjunction with the Company’s financial advisors and management, has determined to continue with the execution of the Company’s strategic plan, augmented by a self-tender offer and the divestment of selected properties.

The Company’s Board authorized self-tender offer provides for the repurchase of up to 8,700,000 issued and outstanding common shares for approximately $200 million at $23 per share, which is expected to commence within approximately 10 business days. Assuming the offer is fully subscribed, the Company would repurchase approximately 22% of its currently outstanding common shares.

The Company has received a commitment from Banc of America Securities LLC to provide sufficient funds to finance the self-tender offer, refinance the Company’s bank credit facility, and refinance its 8¾% senior notes through a concurrent debt tender and consent solicitation offer. In addition, the Company plans to divest selected properties for an estimated $125 million to reduce debt following the completion of the self-tender offer.

The Company also indicated that the Board has authorized additional open market purchases of its common shares up to an aggregate amount of $50 million during the one-year period following the conclusion of the $200 million self-tender offer. The open market share repurchase program, the implementation of which is subject to business and market conditions, will not start prior to 10 business days following completion of the self-tender offer.

The Company’s strategic plan for 2007 and beyond will be focused on achieving disciplined growth through a balanced capital and exploration program that is underpinned by its existing exploratory portfolio. The Company reaffirmed its previously announced $300 million capital budget for 2007, which includes a budgeted exploratory program of 23 wells.

Richard A. Bachmann, EPL’s Chairman and Chief Executive Officer, commented, “EPL and its Board conducted an extensive process of exploring strategic alternatives during a period of volatile commodity prices. We approached 63 potential bidders for the Company including 25 domestic oil and gas companies, 23 international oil and gas companies, and

15 financial sponsors. Of those approached, 14 parties expressed interest and executed a confidentiality agreement with EPL. Nine of those parties received a management presentation and had the opportunity to review additional information in our data room. However, although preliminary bids were received during a very thorough process, no definitive offers resulted. After carefully reviewing other strategic alternatives, our Board believes that the best option for shareholders is to continue to pursue our current plan, augmented by a repurchase of shares. The execution of the self-tender offer and the ability for us to repurchase shares on the open market will return value to our shareholders, while our divestitures are expected to provide significant cash to help finance the stock repurchases. As always, we will continue to take actions that we believe are in the best interest of shareholders.”

Bachmann continued, “It is important to note that the self-tender offer and authorization for additional open market purchases do not impact our 2007 capital budget of $300 million. In fact, we have preserved the Company’s upside, which we continue to believe is significant, and at the same time provided additional liquidity for those desiring it. We remain rich in exploration opportunities in the deepwater, on the Shelf, and onshore, which have the potential to grow the Company meaningfully. We will sharpen our focus on the prudent reinvestment of our significant cash flows through the continued exploration and exploitation of our existing asset base and portfolio, and development of our discoveries yet to be brought on line on the Shelf and in the deepwater Gulf of Mexico.”

The Company’s self-tender offer will not be subject to any minimum number of shares being tendered. If more than 8,700,000 shares are tendered, the Company will purchase the shares tendered on a pro rata basis pursuant to procedures to be specified in the offer to purchase to be mailed to shareholders. The self-tender offer will be subject to a number of conditions, including the receipt of funds pursuant to the commitment letter from Bank of America and the successful completion of the debt tender.

The Board of Directors of EPL has approved the self-tender offer. However, neither the Company nor its Board of Directors makes any recommendation to shareholders as to whether to tender or refrain from tendering their shares. The Company’s directors and executive officers have advised the Company that they intend to tender at least a portion of their shares in the self-tender offer.

Founded in 1998, EPL is an independent oil and natural gas exploration and production company based in New Orleans, Louisiana. The Company’s operations are focused along the U. S. Gulf Coast, both onshore in south Louisiana and offshore in the Gulf of Mexico.

Banc of America Securities LLC is expected to act as dealer manager for the equity self-tender offer and dealer manager for the debt tender offer and related consent solicitation. MacKenzie Partners, Inc. is expected to act as the information agent for both tender offers, and can be contacted at 1-800-322-2885 toll free or at 1-212-929-5500 collect or by e-mail at EPL@mackenziepartners.com. The Company has retained Merrill Lynch Petrie Divestiture Advisors to assist in the divestiture of selected properties.

Forward-Looking Statements

This press release contains forward-looking information and statement regarding EPL. All statements included in this press release that address activities, events or developments that EPL expects, believes or anticipates will or may occur in the future are forward-looking statements. These include statements regarding:

•	reserve and production estimates,
•	oil and natural gas prices,
•	the impact of derivative positions,
•	production expense estimates,
•	cash flow estimates,
•	future financial performance,
•	planned capital expenditures,
•	EPL’s ability to close on the proposed financings with Banc of America Securities LLC, and
•	other matters that are discussed in EPL's filings with the Securities and Exchange Commission (SEC).

These statements are based on current expectations and projections about future events and involve known and unknown risks, uncertainties, and other factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. Please refer to EPL's filings with the SEC, including Form 10-K for the year ended December 31, 2006, for a discussion of these risks. Please also refer to the Offer to Purchase to be filed by EPL in connection with its proposed self-tender offer for additional information regarding such risks, uncertainties and contingencies.

No Offer or Solicitation. This announcement does not constitute an offer or invitation to purchase nor a solicitation of an offer to sell any securities of EPL. The proposed self-tender offer by EPL has not commenced. Any offers to purchase or solicitation of offers to sell will be made only pursuant to a tender offer statement (including an offer to purchase, a letter of transmittal and other offer documents) filed by EPL (“EPL’s Tender Offer Statement”) with the SEC. EPL’S SHAREHOLDERS ARE ADVISED TO READ EPL’S TENDER OFFER STATEMENT AND ANY OTHER DOCUMENTS RELATING TO THE TENDER OFFER THAT ARE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Additional Information and Where to Find It. Investors and security holders may obtain a free copy of EPL’s Tender Offer Statement (when it is filed and becomes available) and other documents filed by EPL with the SEC at the SEC's website at http://www.sec.gov. In addition, investors and security holders may obtain a free copy of EPL’s Tender Offer Statement (when it is filed and becomes available), as well as EPL’s related filings with the SEC, from EPL's website at www.eplweb.com or by directing a request to: Energy Partners, Ltd. 201 St. Charles Avenue, Suite 3400, New Orleans, Louisiana 70170, Attn: Secretary, (504) 569-1875 or from MacKenzie Partners, Inc. by calling 1-800-322-2885 toll free or at 1-212-929-5500 collect or by e-mail at EPL@mackenziepartners.com.

CONTACT: Energy Partners, Ltd., New Orleans
Investors:
T.J. Thom, 504-799-4830
or
Al Petrie, 504-799-1953
or
Media:
Joele Frank, Wilkinson Brimmer Katcher
Steve Frankel or Jeremy Jacobs, 212-355-4449
SOURCE: Energy Partners, Ltd.
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